EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under "Experts" in the Registration Statement (Form S-3 No. 333-88189) and the related Prospectus of Marvel Enterprises, Inc. for the registration of Class B Warrants, 8% Cumulative
Convertible Exchangeable Preferred Stock and Common Stock and to the incorporation by reference of our report dated March 8, 2002 with respect to the consolidated financial statements of Marvel Enterprises, Inc. included in this Annual Report on (Form 10-K) for the year ended December 31, 2001.

                                               /s/  Ernst & Young LLP

New York, New York
March 29, 2002